Exhibit 10.1

TERMINATION AGREEMENT

This TERMINATION AGREEMENT (this “Termination Agreement”), dated as of December 4, 2022 (the “Effective Date”), is entered into by and among Gores Holdings VIII, Inc., a Delaware corporation (“Parent”), Frontier Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Parent (“Second Merger Sub”), Frontier Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Second Merger Sub (“First Merger Sub” and, together with Second Merger Sub and Parent, the “Parent Parties”), and Footprint International Holdco, Inc., a Delaware corporation (the “Company” and, together with Parent, First Merger Sub, Second Merger Sub and the Company, the “Parties”).

WHEREAS, on December 13, 2021, the Parties entered into an Agreement and Plan of Merger, as amended by that certain Amendment No. 1 to Agreement and Plan of Merger, dated as of May 20, 2022, by and among the Parties, and by that certain Amendment No. 2 to Agreement and Plan of Merger, dated as of September 5, 2022, by and among the Parties (the “Merger Agreement”); and

WHEREAS, the Parties desire to terminate the Merger Agreement in accordance with Section 11.01(a) thereof, effective as of the Effective Date.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Termination Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1.    Definitions. Unless otherwise specifically defined herein, each capitalized term used but not defined herein shall have the meaning assigned to such term in the Merger Agreement.

ARTICLE II

TERMINATION

SECTION 2.1.    Termination of the Merger Agreement. Effective upon the execution of this Termination Agreement, the Merger Agreement will be terminated in its entirety, will be null and void and there shall be no liability or obligation on the part of Parties or their respective Subsidiaries or Affiliates under the Merger Agreement, except that Article I (to the extent terms used therein are used herein or in the Surviving Provisions) and the Surviving Provisions of the Merger Agreement, each of which is a part hereof and shall apply to this Termination Agreement, the Confidentiality Agreement and any other Section or Article of the Merger Agreement referenced in the Surviving Provisions which are required to survive in order to give appropriate effect to the Surviving Provisions, shall survive the termination of the Merger Agreement and remain in full force and effect. The Parties acknowledge that, by virtue of the termination of the Merger Agreement, all Transaction Agreements (other than the Confidentiality Agreement) shall also terminate in accordance with their terms on the Effective Date.

ARTICLE III

RELEASES AND COVENANT NOT TO SUE

SECTION 3.1.    Parent Party Releases. Effective on the Effective Date, each Parent Party, for itself and its respective officers, directors, members, managers, predecessor entities, successors and assigns, parents, Subsidiaries, and controlled Affiliates (the “Parent Releasing Parties”), fully release and discharge the Company, its Subsidiaries and Affiliates and each of their respective officers, directors, managers, managing directors partners, members, predecessor entities, successors and assigns, parents, Subsidiaries, Affiliates, stockholders, employees, attorneys, accountants and other advisors and agents (collectively, the “Company Released Persons”) from any and all claims, actions, causes of action, demands and charges of whatever nature, known or unknown, arising out of, or relating to any of the Merger Agreement, the Transaction Agreements or the transactions contemplated thereby and including any acts, omissions, disclosure or communications related to the Merger Agreement, the Transaction Agreements or the transactions contemplated thereby (the “Company Released Claims”); provided, that for the avoidance of doubt, nothing contained herein shall be deemed to release any party hereto from its obligations under this Termination Agreement.

SECTION 3.2.    Company Releases. Effective on the Effective Date, the Company, for itself and its officers, directors, members, managers, predecessor entities, successors and assigns, parents, Subsidiaries, and Affiliates (the “Company Releasing Parties”), fully release and discharge each Parent Party, its Subsidiaries and Affiliates (including Gores Sponsor VIII, LLC) and each of their respective officers, directors, managers, managing directors, partners, members, predecessor entities, successors and assigns, parents, Subsidiaries, Affiliates, stockholders, employees, attorneys, accountants and other advisors and agents (collectively, the “Company Released Persons” and, together with the Parent Released Persons, the “Released Persons”) from any and all claims, actions, causes of action, demands and charges of whatever nature, known or unknown, arising out of, or relating to any of the Merger Agreement, the Transaction Agreements or the transactions contemplated thereby and including any acts, omissions, disclosure or communications related to the Merger Agreement, the Transaction Agreements or the transactions contemplated thereby (the “Company Released Claims” and, together with the Parent Released Claims, the “Released Claims”); provided, that for the avoidance of doubt, nothing contained herein shall be deemed to release any party hereto from its obligations under this Termination Agreement or the Surviving Provisions.

SECTION 3.3.    Scope of Release and Discharge. The Parties acknowledge and agree that they may be unaware of or may discover facts in addition to or different from those which they now know or believe to be true related to or concerning the Released Claims. The Parties know that such presently unknown or unappreciated facts could materially affect the claims or defenses of a Party or Parties. It is nonetheless the intent of the Parties to give a full and complete release and discharge of the Released Claims. To that end, with respect to the Released Claims only, the Parties expressly waive and relinquish any and all provisions, rights and benefits conferred by any law of the United States or of any state or territory of the United States or of any other relevant jurisdiction, or principle of common law, which is similar, comparable or equivalent to §1542 of the California Civil Code. With respect to the Released Claims only, the Parties expressly waive and relinquish, to the fullest extent permitted by law, the provisions, rights, and benefits of §1542 of the California Civil Code, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

SECTION 3.4.    Covenant Not to Sue. Effective as of the Effective Date, each of the Parties covenants, (a) on behalf of itself, (b) in the case of the Parent Entities, on behalf of the Parent Releasing Parties, and (c) in the case of the Company, on behalf of the Company Releasing Parties, not to bring any Released Claim before any court, arbitrator, or other tribunal in any jurisdiction, whether as a claim, a cross-claim, counterclaim or otherwise; provided, that for the avoidance of doubt, nothing contained herein shall be deemed to prevent any Party hereto from enforcing its rights under this Termination Agreement or the Surviving Provisions. Any Released Person may plead this Termination Agreement as a complete bar to any Released Claim brought in derogation of this covenant not to sue.

SECTION 3.5.    Accord and Satisfaction. On the Effective Date, this Termination Agreement and the releases reflected herein shall be effective as a full and final accord and satisfaction and release of all of the Released Claims.

ARTICLE IV

GENERAL PROVISIONS

SECTION 4.1.    Required Disclosure. The Parties acknowledge and agree that, following the execution of this Termination Agreement, Parent may issue a Current Report on Form 8-K reporting the execution of this Termination Agreement in the form and timing mutually agreed to by Parent and the Company; provided, that in no event shall the Current Report on Form 8-K be issued later than four (4) business days after the Effective Date. The Parties shall mutually agree as to the timing (subject to the foregoing proviso) and contents of any press release or public announcement, or any additional communications required by Law or applicable stock exchange regulation in respect of this Termination Agreement, the Merger Agreement or the transactions contemplated hereby and thereby in accordance with Section 9.04 of the Merger Agreement.

SECTION 4.2.    Captions; Counterparts. The captions in this Termination Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Termination Agreement. This Termination Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 4.3.    Governing Law. This Termination Agreement, and all claims or causes of action based upon, arising out of, or related to this Termination Agreement or any of the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

SECTION 4.4.    Jurisdiction; WAIVER OF JURY TRIAL. Any Action based upon, arising out of or related to this Termination Agreement, or the transactions contemplated hereby, shall be brought in the Court of Chancery of the State of Delaware or, if such court declines to exercise jurisdiction or if subject matter jurisdiction over the matter that is the subject of such Action is vested exclusively in the U.S. federal courts, the U.S. District Court for the District of Delaware, and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Termination Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law, or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 4.4. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS TERMINATION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 4.5.    Amendment. This Termination Agreement may not be amended except by an instrument in writing signed by each of the Parties.

SECTION 4.6.    Severability. If any provision of this Termination Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Termination Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Termination Agreement, they shall take any actions necessary to render the remaining provisions of this Termination Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Termination Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties.

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IN WITNESS WHEREOF, the Parties have caused this Termination Agreement to be executed as of the date first written above.

GORES HOLDINGS VIII, INC.

By:	/s/ Mark Stone
Name:	Mark Stone
Title:	Chief Executive Officer

FRONTIER MERGER SUB, INC.

By:	/s/ Andrew McBride
Name:	Andrew McBride
Title:	Chief Financial Officer and Secretary

FRONTIER MERGER SUB II, LLC

By:	/s/ Andrew McBride
Name:	Andrew McBride
Title:	Manager

[Signature Page to Termination Agreement]

IN WITNESS WHEREOF, the Parties have caused this Termination Agreement to be executed as of the date first written above.

FOOTPRINT INTERNATIONAL HOLDCO, INC.

By:	/s/ Stephen T. Burdumy
Name:	Stephen T. Burdumy
Title:	Managing Director and Chief Legal Officer

[Signature Page to Termination Agreement]